                                 EXHIBIT 23.2

                                                                    Exhibit 23.2

                   CONSENT OF RICHARD EISNER & COMPANY, LLP

We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Integrated Process Equipment Corp. for the registration of 150,000 shares of its common stock and to the incorporation by reference therein of our report dated August 18, 1995, with respect to the consolidated financial statements of Integrated Process Equipment Corp. as at June 30, 1995 and for each of the years in the two-year period then ended incorporated by reference in its Annual Report on Form 10-K, as amended, for the year ended June 30, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                    /s/ Richard A. Eisner & Company, LLP
                                    ------------------------------------
                                        Richard A. Eisner & Company, LLP


New York, New York
January 14, 1997